EX-99.B11.



                         CONSENT OF MCGLADREY & PULLEN,
                   INDEPENDENT ACCOUNTANTS FOR THE REGISTRANT

                                                                       EX-99.B11



                         CONSENT OF INDEPENDENT AUDITORS





                  We hereby consent to the incorporation by reference of our reports dated December 1, 1995 on the financial statements of The Tocqueville Fund, The Tocqueville Asia- Pacific Fund, The Tocqueville Europe Fund, The Tocqueville Small Cap Value Fund and The Tocqueville Government Fund, series of The Tocqueville Trust, referred to therein in Post- Effective Amendment No. 14 to the Registration Statement on Form N-1A File No. 33-8746 as filed with the Securities and Exchange Commission.

                  We  also  consent  to  the  reference  to  our  firm  in  each
Prospectus  under  the  caption  "Counsel  and  Independent   Accountants."





                                                 /s/McGladrey & Pullen, LLP
                                                 --------------------------





New York, New York
February 28, 1996